Exhibit 10.2

NEWEGG INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

This Amendment (this “Amendment”) to that certain Investors’ Rights Agreement, is made as of December 22, 2005 between Newegg Inc., a Delaware corporation (the “Company”) the undersigned purchasers of the Company’s Series B2 Preferred Stock (the “Investors”), and the undersigned Key Holders (as defined in the Existing Agreement (as defined below)).

RECITALS

A. The Company and the Investors are parties to that certain Investors’ Rights Agreement, dated as of September 27, 2005 (the “Existing Agreement”, and as amended hereby, the “Agreement”), by and between the Company, the Investors, and certain other parties signatory thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Agreement.

B. Section 6.6 of the Existing Agreement provides that the Existing Agreement may be amended with the written consent of the Company, the Investors holding a majority of the Registrable Securities then outstanding and the Key Holders holding a majority of the shares of Common Stock then held by all Key Holders (assuming conversion of all convertible securities then held by Key Holders into Common Stock).

C. The Investors are the holders of at least a majority of all of the currently outstanding Registrable Securities and the undersigned Key Holders are the holders of at least a majority of all of the currently outstanding shares of Common Stock held by all Key Holders.

D. The Company, the Investors and the undersigned Key Holders desire to amend the Existing Agreement pursuant to the terms described herein.

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of Existing Agreement.

(a) Section 4.1 (d)(viii) of the Existing Agreement shall be deleted in its entirety.

2.	Miscellaneous.

(a) Except as otherwise specified, this Amendment shall not amend or modify any other provisions of the Existing Agreement, and the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts (including counterparts executed and delivered by facsimile, which shall be treated as counterparts executed and delivered manually), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law.

(d) Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Amendment and the transactions contemplated thereby.